UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On March 31, 2014, Arista Power, Inc. (the “Company” or “Arista Power”) sold, pursuant to a Securities Purchase Agreement (the “SPA”), an aggregate of 1,500 shares of Arista Power’s Series A Convertible Preferred Stock (“Preferred Stock”) , with a stated value of $1,500,000 that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share (7,500,000 shares of common stock), and five-year warrants (each, a “Warrant”), which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to 8 institutional investors (each such entity, an “Investor”).  Arista Power received a total of $1,405,000 in net proceeds from the sale.  Each share of Preferred Stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly.  The Preferred Stock is voluntarily and mandatorily convertible into shares of Common Stock pursuant to the provisions of the SPA, with any shares of Preferred Stock outstanding on March 31, 2017 automatically converting into Common Stock.  The Investors received rights of first refusal and rights of participation in future financings of the Company until March 31, 2015.  In addition, the Investors received most favored nation protections on the terms and conditions of the Warrants and Preferred Stock so long as such securities remain outstanding.  Additionally, until September 30, 2015, each Investor has the right to invest the amount invested by such Investor in the above-referenced transaction in preferred stock of Arista Power on substantially similar terms.

The Warrants and the Preferred Stock have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision, meaning that, if the Company sells or issues shares of common stock or securities that are convertible in to common stock at a price (the “Base Price”) lower than the per share conversion price of the Preferred Stock under the SPA ($0.20 per share), the Company will be required to reduce the conversion price to such lower price per share thereby increasing, for no additional consideration, the number of shares of  common stock (the “Additional Shares”), into which such Investor may convert its shares of Preferred Stock.  Should the Company, at any time while the Warrants are outstanding, sell or grant any option to purchase or sell or grant any right to re-price, or otherwise dispose of or issue any common stock or common stock equivalents entitling any party to acquire shares of the Company’s common stock at a per share price less than the than the then exercise price of the Warrants, the exercise price of the Warrants shall be reduced to equal that of the lower price.

Arista Power has agreed to register with the Securities and Exchange Commission the shares of common stock issuable pursuant to conversion of the Preferred Stock and the shares of Common Stock issuable pursuant to the Warrants on a Form S-1 (the “Registration Statement”).  Specifically, the Company has agreed to file the Registration Statement on or before April 30, 2014 and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before July 29, 2014.  If (i) the registration statement is not filed on or before April 30, 2014 or (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before July 29, 2014, then the Company is subject to liquidated damage payments to the Investors on the default date and for each month of delinquency thereafter, subject to a maximum penalty of 10% of the amount raised by the Company in the placement.

The securities referenced above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each Investor confirmed to Arista Power that it is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering of such units; (c) each Investor was provided with certain disclosure materials and all other information requested with respect to Arista Power; (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The foregoing description of transactions completed therewith, do not purport to be complete and are qualified in their entirety by the full text of each the applicable document or agreement, including the Certificate of Amendment of the Certificate of Incorporation of the Company (“Certificate of Amendment”), the SPA, Warrant Agreement and Registration Rights Agreement, which are attached hereto as Exhibits 3.3, 10.1, 10.2, and 10.3, respectively.

On March 31, 2014, the Company and certain individuals and entities (the “Prior Investors”) who purchased from the Company shares of common stock of the Company and warrants to purchase common stock in a private placement in July and  August 2013 amended the applicable Securities Purchase Agreement and Warrant Agreement pursuant to an Amendment, Waiver and Consent (the “Amendment”).  Reference is made to the Company’s Form 8-K and Form 8-K/A filed with the Securities and Exchange Commission on August 2, 2013 and August 6, 2013, respectively, describing the sales of common stock and warrants to the Prior Investors.  The Amendment reduced the anti-dilution protections of the Prior Investors with respect to the right to invest the amount invested by each Prior Investor in the above-referenced transaction in another investment in Arista Power on substantially similar terms.

On March 31, 2014, as a result of the issuance of Preferred Stock and Warrants to the Investors described hereinabove, the Prior Investors were entitled to certain anti-dilution protections pursuant to the applicable Securities Purchase Agreements and Warrant Agreements between the Company and each Prior Investor.  Such anti-dilution protections consisted of:  (1) an aggregate of 1,255,000 shares of Common Stock were issued by the Company to the Prior Investors; (2) warrants that previously were exercisable for 2,510,000 shares of Common Stock became exercisable for 3,012,000 shares of Common Stock; and (3) the exercise price on such warrants exercisable for 3,012,000 shares of Common Stock was reduced from $0.30 per share to $0.25 per share.

The foregoing description of transactions completed therewith, do not purport to be complete and are qualified in their entirety by the full text of the Amendment, a form of which is attached hereto as Exhibit 10.4.

On March 31, 2014, the Company and each of its officers and members of its Board of Directors entered into a Lockup Agreement (the “Lockup Agreement”) pursuant to which the applicable officer or director agreed to refrain from selling any shares of the Company’s common stock or common stock equivalents until one hundred and eighty (180) days after the first day the occurrence of all of the conditions that would permit the Company to exercise its right to give the Investors a Mandatory Conversion Notice as defined in Section 8(b) of the Certificate of Designation included in the Certificate of Amendment.

The foregoing description of transactions completed therewith, do not purport to be complete and are qualified in their entirety by the full text of the Lockup Agreement, a form of which is attached hereto as Exhibit 10.5.

Item 3.02   Unregistered Sales of Equity Securities

As described above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, on March 31, 2014, Arista Power issued to 8 institutional investors for $1,500,000 (1) 1,500 shares of Preferred Stock of Arista Power and (2) five-year warrants to purchase an aggregate of 11,250,000 shares of Common Stock of Arista Power.

As described above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, on March 31, 2014, Arista Power issued to the Prior Investors 1,255,000 shares of Common Stock for no additional consideration pursuant to the anti-dilution provisions of a Securities Purchase Agreement between the Company and each such Prior Investor.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2014, the Board of Directors of Arista Power appointed Adeeb Saba as Chief Operating Officer of Arista Power.  Mr. Saba, age 47, will report to Arista Power’s Chief Executive Officer, William A. Schmitz.

There is no arrangement or understanding between Mr. Saba and any other person, pursuant to which Mr. Saba is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Saba and any other person that would require disclosure under Item 401(d) of Regulation S-K. Except as described above, Mr. Saba is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Prior to being named Chief Operating Officer, Mr. Saba had previously been Arista Power’s Vice President of Operations since December 2009.  Prior to joining Arista Power, Mr. Saba was Vice President of Manufacturing at Ultralife Corporation (formerly known as Ultralife Batteries, Inc.), where he was responsible for all rechargeable, non-rechargeable and communications systems operations.  Mr. Saba joined Ultralife in 2000 and, in addition to Vice President of Manufacturing has served as Vice President of Engineering – Government of Defense Group, and Director of Technology.  Before this, Mr. Saba served for Titmus Corporation from 1997 to 2000 as an Engineering Manager for New Product Development and for the Development Group, and for Bausch & Lomb from 1991 to 1996 where he participated in the commercialization of dozens of new models of Ray-Ban sunglasses.  Mr. Saba holds a B.S. in Manufacturing Engineering Technology from Rochester Institute of Technology.

With the exception of the Arista Power 2008 Equity Incentive Plan, as amended, there is no material plan, contract or arrangement to which Mr. Saba is a party, or in which he participates, nor has there been any material amendment to any plan, contract or arrangement, by virtue of his appointment as Chief Operating Officer.

Mr. Saba is an at-will employee of Arista Power with an annual base salary of $185,000, an increase from $120,000.  In July 2013, Mr. Saba voluntarily reduced his annual salary on a temporary basis from $185,000 to $120,000.  Mr. Saba is entitled to cash bonuses of $25,000 for each Power on Demand system or micro-grid system commissioned by the Company before April 1, 2015; provided, however, that each such bonus shall not exceed 50% of the net profit (before payment of such bonus) for such system without the approval of the Compensation Committee of the Board of the Company.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2014, the Company amended its Certificate of Incorporation pursuant to a Certificate of Amendment of the Certificate of Incorporation of Arista Power, Inc. (the “Certificate of Amendment”).  The Certificate of Amendment effectuated the creation of the Preferred Stock described in Item 1.01 above.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.3.  The Certificate of Amendment created the Preferred Stock, which is described above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
3.3	Certificate of Amendment of the Certificate of Incorporation of Arista Power

10.1	Securities Purchase Agreement between the Company and the Investors, dated as of March 31, 2014

10.2	Form of Warrant, dated as of March 31, 2014

10.3	Registration Rights Agreement between the Company and the Investors, dated as of March 31, 2014

10.4	Form of Amendment, Waiver and Consent between the Company and the Prior Investors, dated as of March 31, 2014

10.5	Form of Lockup Agreement the Company and officers and directors of the Company, dated as of March 31, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: March 31, 2014

Exhibit No.	Document
3.3	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock

10.1	Securities Purchase Agreement between the Company and the Investors, dated as of March 31, 2014

10.2	Form of Warrant, dated as of March 31, 2014

10.3	Registration Rights Agreement between the Company and the Investors, dated as of March 31, 2014

10.4	Form of Amendment, Waiver and Consent between the Company and the Prior Investors, dated as of March 31, 2014

10.5	Form of Lockup Agreement the Company and officers and directors of the Company, dated as of March 31, 2014